SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-K/A
                                 AMENDMENT NO. 1


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) February 12, 1999


                          IENTERTAINMENT NETWORK, INC.
      --------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                 North Carolina
--------------------------------------------------------------------------------
                 (State or other jurisdiction of incorporation)


              0-29750                                     56-2092059
------------------------------------          ----------------------------------
      (Commission file Number)                       (IRS Employer ID Number)


215 Southport Drive, Suite 1000, Morrisville, North Carolina       27560
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(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code        (919) 461-0722
                                                        ------------------------


                             Interactive Magic, Inc.
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report) iEntertainment Network, Inc. (formerly Interactive Magic, Inc.) hereby files Amendment No. 1 to its Report on Form 8-K filed on February 22, 1999 for the purpose of filing the financial statements and pro forma financial information required by Item 7 of Form 8-K.

Item 7.  Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired. The financial statements for the acquired business required by Item 7 of Form 8-K promulgated by the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act") are filed herewith as Exhibit 99.2.

(b) Pro Forma Financial Information. The following pro forma financial information required by Item 7 of Form 8-K promulgated by the Commission under the Exchange Act is filed with this report.

                          IENTERTAINMENT NETWORK, INC.
                         (F/K/A INTERACTIVE MAGIC, INC.)
                       UNAUDITED PRO FORMA FINANCIAL DATA

 On February 12, 1999, Interactive Magic, Inc. ("Interactive Magic" or the "Company") consummated the acquisition of MPG-Net, Inc. ("MPG-Net") by exchanging 600,000 shares of its common stock valued at approximately $3.1 million for all of the outstanding common stock of MPG-Net and issuing 150,000 shares of its common stock valued at approximately $.8 million in full settlement of certain debt obligations of MPG-Net. MPG-Net is primarily in the business of developing, publishing and distributing interactive, real time 3-D entertainment for multi-user online/Internet play, as well as creating entertainment platforms on the Internet such as online game channels, game hubs and websites. The merger was originally accounted for under the pooling-of-interests method in accordance with Accounting Principles Board Opinion No. 16, BUSINESS COMBINATIONS. Subsequent to the merger, the management of the Company began to explore and evaluate various business strategies, including the potential sale of its CD-ROM business. During the second quarter of 1999, the Company consummated an agreement to sell a significant portion of its CD-ROM business. Although the CD-ROM asset disposition was not contemplated at the time of the MPG-Net merger, the proximity of the transaction to the closing of the merger made it impracticable to overcome the presumption that the asset disposition was done in contemplation of the merger. Therefore, the pooling treatment was rescinded, and the Company accounted for the MPG-Net merger as a purchase business combination. The excess of the aggregate purchase price over the fair value of the net assets acquired of approximately $4.4 million is being amortized over 3 years.

The following unaudited pro forma condensed financial statements have been prepared to give effect to the MPG-Net acquisition, using the purchase method of accounting.

The unaudited pro forma condensed financial information has been presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have actually been reported had the acquisition occurred at the beginning of the periods presented, nor is it necessarily indicative of future financial position or results of operations. These unaudited pro forma condensed combined financial statements including the notes thereto are qualified in their entirety by reference to and should be read in conjunction with, the respective historical consolidated financial statements and notes thereto of Interactive Magic, Inc. incorporated by reference in this Form 8-K/A and the historical combined financial statements and notes thereto of MPG-Net included herein. The unaudited pro forma information neither includes nor assumes any benefits from cost or operational savings resulting from the acquisition.

The unaudited pro forma condensed balance sheet as of December 31, 1998 gives effect to the acquisition as if it had occurred on December 31, 1998, as well as gives effect to the pro forma adjustments described in the accompanying notes.

The unaudited pro forma condensed statements of operations for all periods presented give effect to the acquisition as if it had occurred on January 1, 1997, as well as gives effect to the pro forma adjustments described in the accompanying notes.



                                                              HISTORICAL                    PRO FORMA
                                              -------------------------------------------
                                                INTERACTIVE MAGIC (A)      MPG-NET (B)     ADJUSTMENTS              PRO FORMA
                                              ----------------------------------------------------------------------------------
ASSETS
Current assets:
  Cash and cash equivalents                         $ 2,943                     $  82         $    -                 $  3,025
  Trade receivables, net of allowances                2,109                        59              -                    2,168
  Prepaid expenses and other                          3,642                        61           (200)      (c)          3,503
                                              ----------------------------------------------------------------------------------
Total current assets                                  8,694                       202           (200)                   8,696

Property and equipment, net                           1,082                       192              -                    1,274
Noncurrent royalties receivable                         726                         -              -                      726
Excess of purchase price over fair value of
net assets acquired                                       -                         -          4,374       (h)          4,374
Other noncurrent assets                                  18                        11              -                       29
                                              ==================================================================================
Total assets                                        $10,520                      $405         $4,174                  $15,099
                                              ==================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable and accrued expenses               2,466                       551           (212)      (d)          2,805
  Lines of credit                                     1,348                         -              -                    1,348
  Accrued interest payable to related parties             -                     4,320         (4,320)    (e),(f)            -
  Rent payable to stockholder                             -                       481           (481)      (f)              -
  Note payable to related party                           -                     1,200         (1,200)      (e)              -
  Note payable to stockholder                             -                    11,290        (11,290)      (f )             -
  Current portion of notes payable and
     capital lease obligations                           23                       233           (200)      (c)             56
                                              ----------------------------------------------------------------------------------
Total current liabilities                             3,837                    18,075        (17,703)                   4,209

Noncurrent liabilities                                  132                        28              -                      160

Common Stock                                            985                         6             15       (e)          1,054
                                                                                                   3       (g)
                                                                                                   4       (i)
                                                                                                  41       (j)
Additional paid-in capital                           31,522                        48            212       (d)         53,134
                                                                                                 763       (e)
                                                                                              16,030       (f)
                                                                                                   3       (g)
                                                                                               4,374       (h)
                                                                                                 229       (i)
                                                                                                 (47)      (j)
Deferred compensation                                     -                       (29)            29       (g)              -
Accumulated deficit                                 (25,862)                  (17,723)           483       (e)        (43,364)
                                                                                                 (29)      (g)
                                                                                                (233)      (i)
Accumulated other comprehensive loss                    (94)                        -              -                      (94)
                                              ----------------------------------------------------------------------------------
Total stockholders' equity (deficit)                  6,551                   (17,698)        21,877                   10,730
                                              ==================================================================================
Total liabilities and stockholders' equity
  (deficit)                                         $10,520                $      405    $     4,174                 $ 15,099
                                              ==================================================================================


                          iEntertainment Network, Inc.
                         (f/k/a Interactive Magic, Inc.)

              Notes to Unaudited Pro Forma Condensed Balance Sheet


(a) Reflects the historical consolidated balance sheet of Interactive Magic, Inc. as of December 31, 1998.

(b) Reflects the historical combined balance sheet of Multiplayer Games Network, Inc., Tantalus, Inc. and MPG-Net, Inc. (collectively "MPG-Net") as of December 31, 1998.

(c) Reflects the elimination of a $200,000 note payable from MPG-Net to Interactive Magic.

(d) Reflects the assumption by the primary stockholder of MPG-Net of MPG-Net's obligation for unpaid professional fees totaling $212,000 in exchange for a $212,000 note payable to MPG-Net from the stockholder. This note was subsequently canceled by the stockholder and is reflected as additional paid-in capital.

(e) Reflects the cancellation of MPG-Net's note payable to related party of $1,200,000 and related accrued interest of $61,000 through the issuance of 150,000 shares of Interactive Magic common stock valued at $778,000 as full settlement. This transaction resulted in a $483,000 extraordinary gain on extinguishment of the debt.

(f) Reflects the cancellation of the note payable to stockholder of MPG-Net of $11,290,000, related accrued interest of $4,259,000 and rent payable to the primary stockholder of MPG-Net of $481,000. The cancellation of these amounts due to the stockholder are reflected as additional paid-in capital.

(g) Reflects the expensing of the remaining $29,000 of unamortized deferred compensation as a result of an automatic acceleration of vesting provision of an MPG-Net employee stock option agreement triggered by the merger, as well as the issuance of 30,000 shares of Interactive Magic common stock in exchange for the MPG-Net common stock issued upon exercise of such option.

(h) Reflects the recording of the $4,374,000 excess of the aggregate purchase price over the fair value of net assets acquired from MPG-Net.

(i) Reflects the issuance of 45,000 shares of Interactive Magic common stock valued at $233,000 in consideration for financial advisory services incurred by MPG-Net in connection with the acquisition.

(j) Reflects the issuance of an additional 525,000 shares of Interactive Magic, Inc. common stock in exchange for the remaining net assets of MPG-Net, less the $6,000 book value of the outstanding common stock of MPG-Net.

                             Interactive Magic, Inc.

              Unaudited Pro Forma Condensed Statement of Operations

                          Year ended December 31, 1998
                 (IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)




                                                   HISTORICAL                   PRO FORMA
                                    -----------------------------------------
                                     INTERACTIVE MAGIC (A)     MPG-NET (B)     ADJUSTMENTS                 PRO FORMA
                                    ------------------------------------------------------------------------------------

Net revenues:
   CD-ROM product sales                              9,177                -               -                   9,177
   Online sales                                      1,773              107               -                   1,880
   Contract royalties and licenses                   1,616              122               -                   1,738
   Advertising and other                                 -               94               -                      94
                                    ------------------------------------------------------------------------------------
   Total net revenues                               12,566              323               -                  12,889

Cost of revenues:
   Cost of products and services                     3,157               72               -                   3,229
   Royalties and amortized costs                     2,942               10               -                   2,952
                                    ------------------------------------------------------------------------------------
Total cost of revenues                               6,099               82               -                   6,181

Gross profit                                         6,467              241               -                   6,708

Operating expenses:
   Sales and marketing                               8,490              148               -                   8,638
   Product development                               5,983              835               -                   6,818
   General and administrative                        2,684              755               -                   3,439
   Goodwill amortization                                 -                -           1,458      (d)          1,458
                                    ------------------------------------------------------------------------------------
Total operating expenses                            17,157            1,738           1,458                  20,353
                                    ------------------------------------------------------------------------------------

Operating loss                                     (10,690)          (1,497)         (1,458)                (13,645)

Total other expense                                    527            1,034          (1,024)     (e)            537
                                    ------------------------------------------------------------------------------------
Loss before income taxes                           (11,217)          (2,531)                                (14,182)
                                                                                       (434)
Income tax expense                                      28                -               -                      28
                                    ====================================================================================
Loss before extraordinary item                     (11,245)          (2,531)           (434)                (14,210)
                                    ====================================================================================

Pro forma loss per share:
Loss per share before
extraordinary item                             $     (1.73)                                                  $(1.96)
Weighted average shares used in
   computing pro forma loss per
   share (C)                                     6,515,213                                                7,265,213


                             Interactive Magic, Inc.

              Unaudited Pro Forma Condensed Statement of Operations

                          Year ended December 31, 1997
                 (IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)



                                                  HISTORICAL                  PRO FORMA
                                    ----------------------------------------
                                    INTERACTIVE MAGIC (A)    MPG-NET (B)     ADJUSTMENTS                 PRO FORMA
                                    -----------------------------------------------------------------------------------
Net revenues:
   CD-ROM product sales                           14,067                 -           -                       14,067
   Online sales                                    1,615               130           -                        1,745
   Contract royalties and licenses                   820                 6           -                          826
   Advertising and other                               -                 -           -                            -
                                    -----------------------------------------------------------------------------------
Total net revenues                                16,502               136           -                       16,638

Cost of revenues:
   Cost of products and services                   3,715               115           -                        3,830
   Royalties and amortized costs                   2,634                95           -                        2,729
                                    -----------------------------------------------------------------------------------
Total cost of revenues                             6,349               210           -                        6,559

Gross profit (loss)                               10,153               (74)          -                       10,079

Operating expenses:
   Sales and marketing                             6,760                51           -                        6,811
   Product development                             3,878             1,449           -                        5,327
   General and administrative                      1,941               835                                    2,776
   Goodwill amortization                               -                 -       1,458        (d)             1,458
                                    -----------------------------------------------------------------------------------
Total operating expenses                          12,579             2,335       1,458                       16,372
                                    -----------------------------------------------------------------------------------

Operating loss                                    (2,426)           (2,409)     (1,458)                      (6,293)

Total other expense                                1,905               924        (903)       (e)             1,926
                                    -----------------------------------------------------------------------------------
Loss before income taxes                          (4,331)           (3,333)       (555)                      (8,219)
Income tax expense (benefit)                         (33)                -           -                          (33)
                                    -----------------------------------------------------------------------------------
Loss before extraordinary item                    (4,298)           (3,333)       (555)                      (8,186)

Pro forma loss per share:
Loss per share before                       $      (1.36)                                               $     (2.10)
extraordinary item (C)
Weighted average shares used in
   computing pro forma loss per
   share (C)                                   3,152,930                                                  3,902,930


                             Interactive Magic, Inc.

         Notes to Unaudited Pro Forma Condensed Statements of Operations

                  For the years ended December 31, 1998 an 1997


(a) Reflects the historical consolidated statement of operations of Interactive Magic, Inc. for the respective period.

(b) Reflects the historical combined results of operations of Multiplayer Games Network Inc. and Tantalus, Inc. for the year ended December 31, 1997 and historical combined results of operations of Multiplayer Games Network Inc., Tantalus, Inc. and MPG-Net, Inc. (collectively "MPG-Net") for the year ended December 31, 1998.

(c) The pro forma loss per share before extraordinary item reflects the pro forma loss before the extraordinary items divided by historical weighted average shares outstanding of Interactive Magic plus the 750,000 shares of common stock issued in connection with the acquisition.

(d) Reflects one year in amortization of the excess of purchase price over fair value of net assets acquired.

(e) Reflects the elimination of MPG-Net related party interest incurred by MPG-Net in connection with notes payable and other obligations to related parties which were canceled or settled as a result of the acquisition.

     (c)      Exhibits.


10.27*    Agreement and Plan of Merger ("Merger Agreement") by and among the Company, iMagicOnline
          Corporation, MPG-Net, Inc., Multiplayer Games Network, Inc., Tantalus, Inc., James
          Hettinger and Donn A. Clendenon dated as of January 25, 1999
10.32*    Amendment No. 1 dated February 12, 1999 to the Merger Agreement
10.33*    Escrow Agreement dated as of February 12, 1999 by and among the Company, Branch Banking and Trust Company, Multiplayer Games Network, Inc., Tantalus, Inc. and James Hettinger
10.34*    Registration Rights Agreement dated as of February 12, 1999 by and among the Company,
          Multiplayer Games Network, Inc. and Tantalus, Inc.
10.35*    Registration Rights Agreement dated as of February 12, 1999 by and among the Company,
          Andrew G. Burch, IFM Venture Group and James Bailey.
23.1      Consent of Ernst & Young LLP
99.2      Financial Statements of MPG-Net


*  Previously filed

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                    iENTERTAINMENT NETWORK, INC.


                                                  /s/Robert Hart
Date: February 15, 2000                           ----------------------------
                                                    Robert Hart
                                                    Chief Financial Officer